UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2007

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942 (Commission File Number)
Nevada (State or Other Jurisdiction of Incorporation)	41-1781991 (I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

820 Gessner, Suite 1340, Houston, Texas 77024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2007, the Evolution Petroleum Corporation adopted the Amended and Restated 2004 Stock Plan (the “Amended Stock Plan”), which is an amendment and restatement of the Evolution Petroleum Corporation 2004 Stock Plan (the “2004 Stock Plan”).  The Amended Stock Plan, previously approved by our Board of Directors, was approved by stockholders at our 2007 Annual Meeting of Stockholders held on December 4, 2007.

The Amended Stock Plan allows for the issuance of shares of stock, stock options (both statutory and non-statutory options), and stock appreciation rights.  The Plan is administered by the Board of Directors or a Committee of the Board.  The Amended Stock Plan allows for awards to employees, directors, officers, and consultants.  The amendment increased the number of shares available for issuance under the 2004 Stock Plan from 4,000,000 shares to 5,500,000 shares.  This summary of the Amended Stock Plan is qualified in its entirety by reference to the Amended Stock Plan which was filed as an exhibit to our Proxy Statement for our 2007 Annual Meeting of Stockholders.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 relating to approval of the Amended Stock Plan is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 10.1	Evolution Petroleum Corporation Amended and Restated 2004 Stock Plan (previously filed with the Company’s Proxy Statement filed on Form 14A filed on October 29, 2007)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation
(Registrant)

Dated: December 10, 2007	By:	/s/Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer and Treasurer

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